Exhibit 15


                            COOPERS & LYBRAND L.L.P.
                                P. O. Box 9741
                            Portland, ME  04104-5059





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: Hannaford Bros. Co. Stock Ownership Plan for Outside Directors Registration on Form S-8


We are aware that our report dated April 20, 1995, on our review of interim financial information of Hannaford Bros. Co. and Subsidiaries as of April 1, 1995 and for the three month periods ended April 1, 1995 and April 2, 1994, and included in Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to rule 436(c) under the Securities Act of 1933, this report should not be considered a part of this registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                 s/Coopers & Lybrand L.L.P.

                                                 Coopers & Lybrand L.L.P.


Portland, Maine
June 27, 1995